UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2007

Cash Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31955	870398535
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7350 Dean Martin Drive, Suite 309, Las Vegas, Nevada		89139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-987-7169

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 10, 2007, the audit committee of the board of directors of Cash Systems, Inc. (NASDAQ National Market: CKNN) (the "Company"), in consultation with management, concluded that the Company’s previously issued annual audited financial statements for the year ended December 31, 2006 (as well as the report of the Company’s independent registered public accounting firm) should not be relied upon because of an error in those consolidated financial statements. Accordingly, the Company’s audit committee has determined that the consolidated financial statements for the year ended December 31, 2006 should be restated.

Our Restatement
In conjunction with the preparation of the Company’s quarterly financial statements for the three months ended March 31, 2007, the Company discovered that a misstatement existed in our previously issued consolidated financial statements for the year ended December 31, 2006.

In conjunction with the preparation of the Company’s quarterly financial statements for the three months ended March 31, 2007, the Company discovered that an error existed in our previously issued consolidated financial statements for the year ended December 31, 2006. The misstatement was a result of an incorrect cut-off of the amount due from processors. In the past, the processors payments were received through the Company's bank account on the same day the processor settled the transaction. During 2006, the Company switched processors which also changed the timing of receiving the cash. The new processors settle the transactions a day before payment is received by the Company's bank account. The Company's systems and internal control process related to the reconciliation of the amounts noted by the processor as settled and the actual amount received by the Company was not correct. The Company recorded a reserve related to receivables from processors at December 31, 2006 which was based on inaccurate assumptions and information. The correction of this error results in approximately $1.785M of an understatement of the Company's net income from continuing operations for the three and twelve months ended December 31, 2006.

As a result of this restatement, we are amending our annual report on Form 10-K for the year ended December 31, 2006 and will file this amendment as soon as possible.

Due to the restatement discussed above and the time required to amend our annual report on Form 10-K for the year ended December 31, 2006, we could not file our quarterly report on Form 10-Q for the quarter ended March 31, 2007 within the time period prescribed by Rule 13a-13 of the Securities Exchange Act of 1934. We plan to file our quarterly report on Form 10-Q for the three months ended March 31, 2007 as soon as practicable subsequent to the filing of our amended annual report for the year ended December 31, 2006. We currently expect such quarterly filing to occur before the fifth calendar day following such report’s original due date.

Our audit committee has discussed with management and our independent registered public accounting firm the matters disclosed in this Item 4.02.

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. The currently anticipated effects of the restatement described above are preliminary and may be subject to change as Cash Systems, Inc. completes its analysis of the impact of the accounting error. Forward-looking statements are made as of the date of this press release and, except as required by law, Cash Systems, Inc. does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cash Systems, Inc.

May 11, 2007	By:	Michael Rumbolz

Name: Michael Rumbolz
Title: CEO, President, and Chairman

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Cash Systems, Inc. dated May 11, 2007.